GLYKO BIOMEDICAL LTD.

                       371 BEL MARIN KEYS BLVD., SUITE 210

                                NOVATO, CA 94949

                                     U.S.A.








GLYKO BIOMEDICAL LTD.                                       CUSIP # 379904105



In accordance with National Policy Statement No. 41/Shareholder Communication, beneficial shareholders may elect annually to have their name added to an issuers supplemental mailing list in order to receive financial statements. If you are interested in receiving such statements, please complete and return this form to Glyko Biomedical Ltd., Attention: Investor Relations.


NAME:         -------------------------------------------------

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              I certify that I am a beneficial shareholder











4/30/99